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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our report dated February 5, 1999 included in Park Place Entertainment Corporation's Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this Amendment No. 1 to the Form S-4 registration statement (File No. 333-86107).


                                                         ARTHUR ANDERSEN LLP


Las Vegas, Nevada
September 17, 1999